Exhibit 23.2

DE MEO, YOUNG, MCGRATH
A PROFESSIONAL SERVICES COMPANY

SUITE 517

2400 EAST COMMERCIAL BOULEVARD

FORT LAUDERDALE, FLORIDA 33308

(954) 351-9800

FAX (954) 938-8683

dym@dymco.net

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Anthony De Meo, CPA*, ABV, PFS

Robert E. McGrath, CPA

David I. Stockwell, CPA

Barry E. Waite, CPA

Roberta N. Young, CPA

SUITE 411

2424 NORTH FEDERAL HIGHWAY

BOCA RATON, FLORIDA 33431

(561) 447-9800

FAX (561) 391-8856

boca@dymco.net

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Michael I. Bloom, CPA

Donald J. Campagna, CPA*, CFP

Lawrence E. DeBrunner, CPA

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*regulated by the State of Florida

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated March 30, 2003 included in this Form S-1, Registration Statement under the Securities Act of 1933 for 21st Century Holding Company covering the registration of up to 625,000 shares of common stock, and to all references to our Firm included in the registration statement.

De MEO, YOUNG, McGRATH

Boca Raton, Florida,

September 11, 2003

DYM

MEMBERS OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS:  MANAGEMENT CONSULTING SERVICES DIVISION; SEC PRACTICE SECTION;

PRIVATE COMPANIES PRACTICE SECTION; TAX DIVISION ● FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS ● INSTITUTE OF BUSINESS APPRAISERS